As filed with the Securities and Exchange Commission on May 15, 2018
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eleven Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-2025616
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

ELEVEN BIOTHERAPEUTICS, INC. 2014 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Stephen A. Hurly
President and Chief Executive Officer
Eleven Biotherapeutics, Inc.

245 First Street, Suite 1800
Cambridge, MA 02142
(Name and address of agent for service)

(617) 444-8550
(Telephone number, including area code, of agent for service)

with a copy to:
Steven J. Abrams, Esq.
Hogan Lovells US LLP
1735 Market Street, 23rd Floor
Philadelphia, PA 19103
(267) 675-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,388,103 shares	$2.69	$3,733,997.07	$465.00

(1)
Represents shares of common stock, $0.001 par value per share, of the Registrant (the “ Common Stock”) that were added to the shares authorized for issuance under the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), on January 1, 2018 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, as of the first day of each fiscal year, beginning with the fiscal year ended December 31, 2015 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2024, the number of shares authorized for issuance under the 2014 Plan is increased to the least of (i) 7,000,000 shares of Common Stock, (ii) four percent (4%) of the number of outstanding shares of Common Stock on such date and (iii) an amount determined by the Company’s Board of Directors. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the 2014 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)
This estimate is made pursuant to Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Global Market on May 11, 2018 ($2.69).

Statement of Incorporation by Reference
This Registration Statement is being filed for the purpose of registering an additional 1,388,103 shares of common stock, $0.001 par value per share (the “Common Stock”), of Eleven Biotherapeutics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.
The Registrant previously filed the Registration Statement on Form S-8 (File No. 333-195170) with the Securities and Exchange Commission (the “Commission”) to register 710,247 shares of Common Stock that were authorized for issuance under the 2014 Plan. On March 12, 2015, March 31, 2016 and May 5, 2017, the Registrant filed Registration Statements on Form S-8 (File No. 333-202677, 333-210523 and 333-217686, respectively) with the Commission to register an additional 722,331, 786,431 and 982,164 shares of Common Stock, respectively, for issuance under the 2014 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 4,589,276 shares of Common Stock will be registered for issuance from time to time under the 2014 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-195170, 333-202677, 333-210523 and 333-217686) filed with the Commission on April 9, 2014, March 12, 2015, March 31, 2016 and May 5, 2017, respectively, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-36296), filed with the Commission on February 18, 2014).

4.2	Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-36296), filed with the Commission on April 16, 2015).

5.1	Opinion of Hogan Lovells US LLP, counsel to the Registrant (filed herewith).

10.1	2014 Stock Incentive Plan (Incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1/A (File No. 333-193131), filed with the Commission on January 23, 2014).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 15th day of May, 2018.

ELEVEN BIOTHERAPEUTICS, INC.

By:	/s/ Stephen A. Hurly
Name:	Stephen A. Hurly
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Hurly and Richard F. Fitzgerald, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen A. Hurly	Director, President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018
Stephen A. Hurly

/s/ Richard F. Fitzgerald	Chief Financial Officer (Principal Financial and Accounting Officer)	May 15, 2018
Richard F. Fitzgerald

/s/ Wendy L. Dixon, Ph.D.	Chair of the Board of Directors	May 15, 2018
Wendy L. Dixon, Ph.D.

/s/ Abbie C. Celniker	Director	May 15, 2018
Abbie C. Celniker, Ph.D.

/s/ Paul G. Chaney	Director	May 15, 2018
Paul G. Chaney

/s/ Leslie Dan	Director	May 15, 2018
Leslie Dan

/s/ Jay S. Duker, M.D.	Director	May 15, 2018
Jay S. Duker, M.D.

/s/ Barry J. Gertz, M.D., Ph.D.	Director	May 15, 2018
Barry J. Gertz, M.D., Ph.D.

/s/ Jane V. Henderson	Director	May 15, 2018
Jane V. Henderson

/s/ Daniel S. Lynch	Director	May 15, 2018
Daniel S. Lynch

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